EXHIBIT 99.1

Main Street Capital Announces Third Quarter 2009 Financial Results

HOUSTON, Nov. 5, 2009 (GLOBE NEWSWIRE) -- Main Street Capital Corporation (Nasdaq:MAIN) ("Main Street") announced today its financial results for the third quarter ended September 30, 2009.

Third Quarter 2009 Highlights

 * Total investment income of $4.5 million, representing a 1%
   increase over prior year
 * Distributable net investment income of $3.0 million (or $0.28 per share), representing a 5% increase over prior year (1)
 * Distributable net realized income of $3.2 million (or $0.30 per share), representing a 56% decrease over prior year (1)
 * Net Asset Value of $129.1 million (or $12.01 per share) at
   September 30, 2009
 * Net increase in net assets from operations of $7.0 million (or
   $0.66 per share)
 * Paid dividends of $0.375 per share, or $0.125 per share for each of July, August and September 2009
 * Completed investments in three new portfolio companies
 * Commenced an offer to exchange common stock for majority of limited partner interests in Main Street Capital II, LP, an affiliated
   SBIC fund

Third Quarter 2009 Operating Results

Total investment income of $4.5 million in the third quarter of 2009 represented a 1% increase compared with the corresponding period of 2008. Total investment income for the third quarter of 2009 included higher interest income from marketable securities and idle funds investments, primarily offset by reduced levels of fee income. During the third quarter of 2009, Main Street received a $0.9 million special dividend on a portfolio company investment compared to approximately $1.0 million of dividend income in the corresponding period of 2008 on several portfolio company equity investments.

The $0.4 million of share-based compensation expense recognized during the third quarter of 2009 related to non-cash amortization expense for restricted share grants. Operating expenses, excluding non-cash, share-based compensation expense, decreased $0.1 million, or 7%, in the third quarter of 2009 compared with the corresponding period of 2008 due to lower net general, administrative and other overhead expenses. The reduction in net general, administrative and overhead expenses primarily related to (i) external consulting fees received by the affiliated investment manager during the third quarter of 2009 and (ii) reduced costs for certain legal and administrative activities based upon developing internal resources to perform such activities.

Distributable net investment income, which is net investment income before non-cash share-based compensation expense, increased 5% to $3.0 million for the third quarter of 2009 compared with $2.8 million in the corresponding period of 2008.(1) This comparable period increase was primarily attributable to higher levels of total investment income and lower net general, administrative and overhead expenses. Distributable net investment income on a per share basis decreased to $0.28 per share in the third quarter of 2009 compared to $0.31 per share in the corresponding period of 2008 due to a greater number of average shares outstanding in the current period.(1)

Distributable net realized income, which is net realized income before non-cash share-based compensation expense, decreased 56% to $3.2 million, or $0.30 per share, for the third quarter of 2009 compared with $7.1 million, or $0.78 per share, in the corresponding period of 2008.(1) This comparable period decrease was primarily attributable to a higher level of third quarter 2008 net realized gain related to the exit of several portfolio company investments. The net realized gain for the third quarter of 2009 consisted of $0.2 million in realized gains from marketable securities investments.

The net increase in net assets resulting from operations was $7.0 million, or $0.66 per share, for the third quarter of 2009 compared with a $2.7 million, or $0.29 per share, net increase in net assets resulting from operations in the corresponding period of 2008. The $2.9 million net change in unrealized appreciation from investments for the third quarter of 2009 was primarily attributable to (i) unrealized appreciation on eleven investments in portfolio companies totaling $5.6 million, partially offset by unrealized depreciation on eight investments in portfolio companies totaling $2.7 million, (ii) $0.4 million in unrealized appreciation on marketable securities investments, and (iii) $0.4 million in unrealized depreciation attributable to our investment in the affiliated Investment Manager. For the third quarter of 2009, Main Street recognized a net income tax benefit of $1.3 million primarily consisting of deferred tax benefits related to net unrealized depreciation on certain portfolio investments held in its taxable subsidiary.

Dividend Activity

During the third quarter of 2009, Main Street paid $0.375 per share in dividends, or $0.125 per share for each of July, August and September 2009. These dividends represented a 4.2% increase from the quarterly dividend paid in the corresponding period of 2008.

In September 2009, Main Street declared monthly dividends of $0.125 per share for each of October, November and December 2009. These monthly dividends equate to a total of $0.375 per share for the fourth quarter of 2009, and total calendar year 2009 dividends will be $1.50 per share. The dividends declared for the fourth quarter of 2009 represent an annualized yield of approximately 11% based upon the current price per share. Including the dividends declared for the fourth quarter of 2009, Main Street will have paid approximately $3.26 per share in cumulative dividends since its October 2007 initial public offering.

Liquidity and Capital Resources

As of September 30, 2009, Main Street had approximately $48.1 million in total cash and cash equivalents, marketable securities, and idle funds investments. During June 2009, Main Street completed a follow-on public stock offering in which it sold 1,437,500 shares of common stock resulting in total net proceeds of approximately $16.2 million, after deducting underwriters' commissions and offering costs. During October 2008, Main Street closed a $30 million, three-year investment credit facility ("Investment Facility") that is available to provide additional liquidity in support of future investment and operational activities. As of September 30, 2009, Main Street had no borrowings outstanding under the $30 million Investment Facility. Based upon existing cash and cash equivalents, marketable securities, and idle funds investments as well as the additional borrowing capacity through both the Small Business Investment Company ("SBIC") program and the Investment Facility, Main Street projects that it has sufficient liquidity to fund its investment and operational activities for the remainder of 2009 and through most of calendar year 2010. However, this projection will be impacted by, among other things, the pace of new and follow-on investments, debt repayments and investment redemptions, the level of cash flow from operations and cash flow from realized gains, and the level of dividends paid in cash.

The American Recovery and Reinvestment Act of 2009 enacted in February 2009 (the "Stimulus Bill") contains several provisions applicable to SBIC funds, including Main Street's wholly owned SBIC subsidiary. One of the key SBIC-related provisions included in the Stimulus Bill increased the maximum amount of combined SBIC leverage (or SBIC leverage cap) to $225 million for affiliated SBIC funds. The prior maximum amount of SBIC leverage available to affiliated SBIC funds was approximately $137 million, as adjusted annually based upon changes in the Consumer Price Index.

Due to the increase in the maximum amount of SBIC leverage available to affiliated SBIC funds, Main Street has access to incremental SBIC leverage to support its future investment activities. Since the increase in the SBIC leverage cap applies to affiliated SBIC funds, Main Street will allocate such increased borrowing capacity between its wholly owned SBIC subsidiary and Main Street Capital II, LP ("MSC II"), an independently owned SBIC that is managed by Main Street and therefore deemed to be affiliated for SBIC regulatory purposes. For more discussion of MSC II, please refer below to the section titled "MSC II Exchange Offer." Exclusive of the SBIC leverage available to MSC II, Main Street estimates that it has access to at least $65 million of the additional SBIC leverage from the Stimulus Bill subject to the required capitalization of Main Street's wholly owned SBIC subsidiary.

As of September 30, 2009, Main Street had $55 million of SBIC debenture leverage outstanding. The existing SBIC debenture leverage bears an annual weighted average interest rate of 5.8%, payable semi-annually, and matures ten years from original issuance. The first maturity of the existing SBIC debenture leverage will not occur until 2013, and the weighted average duration is 5.7 years as of September 30, 2009. As of September 30, 2009, Main Street had a debt to equity ratio of approximately 0.43 to 1.0. All of Main Street's outstanding indebtedness, which consists of long-term SBIC debenture leverage, is excluded from the 200% asset coverage requirements applicable to business development companies. As of September 30, 2009, Main Street also had a cash and cash equivalents, marketable securities, and idle funds investment to debt ratio of approximately 0.88 to 1.0.

MSC II Exchange Offer

On September 23, 2009, Main Street commenced a formal offer to exchange (the "Offer") shares of its common stock for at least a majority of the limited partner interests in MSC II. MSC II is an independently owned investment fund that operates as an SBIC and commenced operations in January 2006. MSC II has access to long-term, low-cost leverage through its participation in the SBIC program. MSC II is managed by Main Street pursuant to a separate investment advisory services agreement. The Offer is only being made for MSC II limited partner interests that are not owned by "affiliates" of Main Street, including any officers or directors of Main Street. Pursuant to the terms of the Offer, the general partner of MSC II will also be assumed by Main Street for no consideration. The Offer is subject to various conditions and approvals, including but not limited to approval by the U.S. Small Business Administration ("SBA"). The initial offer period expired on October 23, 2009 and approximately 78% of the total dollar value of the MSC II limited partner interests had made an election to participate in the Offer during the initial offer period. Since the required approval from SBA had not been received at the end of the initial offer period, and certain other conditions had not been satisfied, the Offer was required to be extended for an additional 30-day period to end on November 23, 2009. The maximum number of shares of Main Street common stock that may be issued pursuant to the Offer would total approximately 1.3 million shares. Consummation of the Offer will provide Main Street with access to additional long-term, low-cost leverage capacity through the SBIC program. Main Street currently projects that consummation of the Offer will be accretive to its calendar year 2010 distributable net investment income per share.

Core Portfolio Statistics (all as of September 30, 2009) (2)

Main Street had debt and equity investments in 36 portfolio companies with the average portfolio investment at cost equaling approximately 3% of total portfolio investments and approximately 2% of total assets.

Approximately 81% of Main Street's portfolio investments at cost were in the form of secured debt investments, and 92% of Main Street's debt investments were secured by first priority liens on the assets of portfolio companies. The annual weighted average effective yield on Main Street debt investments held at September 30, 2009 was approximately 14%, including amortization of deferred debt origination fees and accretion of original issue discount but excluding any debt investments on non-accrual status. Approximately 87% of Main Street's debt investments at cost were structured at fixed interest rates with cash interest payments generally due monthly.

Based on information provided by our portfolio companies, which we have not independently verified, our portfolio companies had a weighted average net senior debt (senior interest-bearing debt through Main Street's debt position less cash and cash equivalents) to EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) ratio of approximately 2.6 to 1.0 and a total EBITDA to senior interest coverage ratio of approximately 3.0 to 1.0. (3) Including all debt that is junior in priority to Main Street's debt position, these ratios were approximately 3.1 to 1.0 and 2.7 to 1.0, respectively. (3)

Main Street had equity ownership in 92% of its portfolio companies, and the average fully diluted equity ownership position in those portfolio companies was approximately 24%.

Based upon Main Street's internal investment rating system, with a rating of "1" being the highest and a rating of "5" being the lowest, the weighted average investment rating for Main Street's portfolio was 2.4 as of September 30, 2009 compared to 2.5 as of June 30, 2009. As of September 30, 2009, Main Street had three investments on non-accrual status that represented 2.6% of the total portfolio at fair value. During October 2009, Main Street sold its portfolio investment in Universal Scaffolding & Equipment, LLC ("Universal"), which was on non-accrual status as of September 30, 2009. Main Street had recorded unrealized depreciation as of September 30, 2009 on its Universal investment equal to the $4.3 million loss it will realize on the sale of this investment in the fourth quarter of 2009.

Included at the end of this press release is a summary table which presents a sequential quarterly comparison of core portfolio statistics as of September 30, 2009 and June 30, 2009.

Third Quarter 2009 Financial Results Conference Call / Webcast

Main Street has scheduled a conference call for Friday, November 6, 2009 at 10:00 a.m. Eastern Time to discuss the third quarter 2009 financial results.

The conference call can be accessed by dialing 480-629-9723 or 877-941-2332, and using conference ID #4173091, at least 10 minutes prior to the start time. The conference call can also be accessed via a simultaneous webcast by logging on to the investor relations section of Main Street's web site at www.mainstcapital.com.

A telephonic replay of the conference call will be available through November 13, 2009 and may be accessed by dialing 303-590-3030 and using the pass code ID #4173091. An audio archive will also be available on the investor relations section of Main Street's web site at www.mainstcapital.com shortly after the call and will be accessible for approximately 90 days.

For a more detailed discussion of financial and other information included in this press release, please refer to Main Street's Form 10-Q for the quarterly period ended September 30, 2009 to be filed with the Securities and Exchange Commission (www.sec.gov) and Main Street's Third Quarter 2009 Investor Presentation to be posted on the investor relations section of the Company's web site.

(1) Distributable net investment income and distributable net realized income are net investment income and net realized income, respectively, as determined in accordance with U.S. generally accepted accounting principles, or GAAP, excluding the impact of share-based compensation expense which is non-cash in nature. Main Street believes presenting distributable net investment income, distributable net realized income, and related per share measures are useful and appropriate supplemental disclosures for analyzing its financial performance since share-based compensation does not require settlement in cash. However, distributable net investment income and distributable net realized income are non-GAAP measures and should not be considered as a replacement to net investment income, net realized income, and other earnings measures presented in accordance with GAAP. Instead, distributable net investment income and distributable net realized income should be reviewed only in connection with such GAAP measures in analyzing Main Street's financial performance. A reconciliation of net investment income and net realized income in accordance with GAAP to distributable net investment income and distributable net realized income is detailed in the financial tables included with this press release.

(2) All core portfolio statistics are calculated exclusive of Main Street's portfolio investment in Main Street Capital Partners, LLC, the wholly owned investment manager.

(3) For purposes of calculating these ratios, one existing portfolio company that has been fully impaired is excluded from the calculations.

ABOUT MAIN STREET CAPITAL CORPORATION

Main Street (www.mainstcapital.com) is a principal investment firm that provides long-term debt and equity capital to lower middle market companies. Main Street's investments are made to support management buyouts, recapitalizations, growth financings and acquisitions of companies that operate in diverse industry sectors and generally have annual revenues ranging from $10 million to $100 million. Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides "one-stop" financing alternatives to its portfolio companies.

The Main Street Capital Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4309

FORWARD-LOOKING STATEMENTS

Main Street cautions that statements in this press release which are forward-looking and provide other than historical information involve risks and uncertainties that may impact our future results of operations. The forward-looking statements in this press release are based on current conditions and include statements regarding our goals, beliefs, strategies, and future operating results and cash flows, including but not limited to: estimates of annualized yield represented by the fourth quarter 2009 dividends declared; our estimate regarding current liquidity being sufficient to fund investment and operational activities for the remainder of 2009 and through most of calendar year 2010; the estimated amount of additional SBIC leverage available to Main Street based upon its current capitalization; our belief that the Stimulus Bill will provide additional leverage capacity to Main Street through its wholly owned SBIC subsidiary; our expectations to consummate the Offer; and projections that the Offer will be accretive to distributable net investment income in calendar year 2010. Although our management believes that the expectations reflected in those forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: our continued effectiveness in raising, investing and managing capital; adverse changes in the general economy or in the industries in which our portfolio companies operate; changes in laws and regulations that may adversely impact our operations or the operations of one or more of our portfolio companies; the operating and financial performance of our portfolio companies; retention of key investment personnel; competitive factors; and such other factors described under the captions "Cautionary Statement Concerning Forward-Looking Statements" and "Risk Factors" included in our filings with the Securities and Exchange Commission (www.sec.gov). We undertake no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations.

                   MAIN STREET CAPITAL CORPORATION
                 Consolidated Statements of Operations
                              (Unaudited)

                           Three Months                Nine Months
                        Ended September 30,        Ended September 30,
                     ------------------------  ------------------------
                        2009          2008         2009         2008
                     -----------  -----------  -----------  -----------

 INVESTMENT INCOME:
   Interest, fee and
    dividend income:
     Control
      investments    $ 2,519,354  $ 2,861,564  $ 6,353,175  $ 7,436,174
     Affiliate
      investments      1,022,440    1,037,464    3,357,997    3,146,326
     Non-Control/
      Non-Affiliate
      investments        272,703      320,976      668,876    1,220,166
                     -----------  -----------  -----------  -----------
   Total interest,
    fee and
    dividend income    3,814,497    4,220,004   10,380,048   11,802,666
   Interest from
    marketable
    securities,
    idle funds
    and other            687,101      237,320    1,314,045      858,935
                     -----------  -----------  -----------  -----------
     Total
      investment
      income           4,501,598    4,457,324   11,694,093   12,661,601
 EXPENSES:
   Interest             (957,413)    (930,332)  (2,830,325)  (2,734,174)
   General and
    administrative      (317,141)    (406,277)  (1,061,928)  (1,271,338)
   Expenses
    reimbursed
    to affiliated
    Investment
    Manager             (226,237)    (275,039)    (306,175)    (719,777)
   Share-based
    compensation        (375,766)    (315,726)    (767,218)    (315,726)
                     -----------  -----------  -----------  -----------
     Total expenses   (1,876,557)  (1,927,374)  (4,965,646)  (5,041,015)
                     -----------  -----------  -----------  -----------
 NET INVESTMENT
  INCOME               2,625,041    2,529,950    6,728,447    7,620,586

 NET REALIZED GAIN
  FROM INVESTMENTS:
   Control
    investments               --    4,320,213      865,651    4,320,213
   Affiliate
    investments               --           --           --      710,404
   Non-Control/
    Non-Affiliate
    investments          158,340           --      613,183           --
                     -----------  -----------  -----------  -----------
     Total net
      realized
      gain from
      investments        158,340    4,320,213    1,478,834    5,030,617
                     -----------  -----------  -----------  -----------
 NET REALIZED
  INCOME               2,783,381    6,850,163    8,207,281   12,651,203

 NET CHANGE IN
  UNREALIZED
  APPRECIATION
  (DEPRECIATION)
  FROM INVESTMENTS:
   Control
    investments        1,043,776   (4,557,143)    (103,224)  (3,672,439)
   Affiliate
    investments        1,711,494      840,429    1,610,021     (100,523)
   Non-Control/
    Non-Affiliate
    investments          516,278     (165,531)     139,759     (106,765)
   Investment in
    affiliated
    Investment
    Manager             (390,238)    (239,844)    (334,920)    (704,306)
                     -----------  -----------  -----------  -----------
     Total net
      change in
      unrealized
      appreciation
      (depreciation)
      from
      investments      2,881,310   (4,122,089)   1,311,636   (4,584,033)
                     -----------  -----------  -----------  -----------

   Income tax
    (provision)
    benefit            1,372,451      (54,371)     789,564    2,297,265
                     -----------  -----------  -----------  -----------
 NET INCREASE
  IN NET ASSETS
  RESULTING FROM
  OPERATIONS         $ 7,037,142  $ 2,673,703  $10,308,481  $10,364,435
                     ===========  ===========  ===========  ===========

 NET INVESTMENT
  INCOME
  PER SHARE -
  BASIC AND
  DILUTED            $      0.25  $      0.27  $      0.69  $      0.84
                     ===========  ===========  ===========  ===========
 NET REALIZED
  INCOME PER
  SHARE -
  BASIC AND
  DILUTED            $      0.26  $      0.74  $      0.84  $      1.40
                     ===========  ===========  ===========  ===========
 DIVIDENDS PAID
  PER SHARE          $      0.38  $      0.36  $      1.13  $      1.05
                     ===========  ===========  ===========  ===========
 NET INCREASE IN
  NET ASSETS
  RESULTING
  FROM OPERATIONS
  PER SHARE -
  BASIC AND
  DILUTED            $      0.66  $      0.29  $      1.05  $      1.15
                     ===========  ===========  ===========  ===========
 WEIGHTED
  AVERAGE SHARES
  OUTSTANDING -
  BASIC AND
  DILUTED             10,701,603    9,228,630    9,788,226    9,050,010
                     ===========  ===========  ===========  ===========

                   MAIN STREET CAPITAL CORPORATION
                      Consolidated Balance Sheets

                                            September 30, December 31,
                                                2009         2008
                                            ------------  ------------
                                             (Unaudited)
 ASSETS

   Investments at fair value:
     Control investments (cost:
      $65,050,864 and $60,767,805
      as of September 30, 2009 and
      December 31, 2008, respectively)      $ 69,722,443  $ 65,542,608
     Affiliate investments (cost:
      $41,746,184 and $37,946,800
      as of September 30, 2009 and
      December 31, 2008, respectively)        44,822,099    39,412,695
     Non-Control/Non-Affiliate
      investments (cost: $9,886,824
      and $6,245,405 as of
      September 30, 2009 and
      December 31, 2008, respectively)         8,914,181     5,375,886
     Investment in affiliated
      Investment Manager
      (cost: $18,000,000 as of
      September 30, 2009 and
      December 31, 2008)                      16,340,706    16,675,626
                                            ------------  ------------

       Total investments (cost:
        $134,683,872 and $122,960,010
         as of September 30, 2009 and
         December 31, 2008, respectively)    139,799,429   127,006,815
   Marketable securities and idle
    funds investments (cost: $39,498,257
    and $4,218,704 as of
    September 30, 2009 and
    December 31, 2008, respectively)          39,912,232     4,389,795
   Cash and cash equivalents                   8,216,699    35,374,826
   Deferred tax asset                          1,186,108     1,121,681
   Other assets                                1,095,078     1,100,922
   Deferred financing costs (net
    of accumulated amortization of
    $982,066 and $956,037 as of
    September 30, 2009 and
    December 31, 2008, respectively)           1,420,726     1,635,238
                                            ------------  ------------

       Total  assets                        $191,630,272  $170,629,277
                                            ============  ============

 LIABILITIES

   SBIC debentures                          $ 55,000,000  $ 55,000,000
   Marketable securities
    settlement liability                       5,773,480            --
   Interest payable                              289,730     1,108,193
   Dividend payable                            1,343,701       726,464
   Accounts payable and
    other liabilities                            160,536     1,438,564
                                            ------------  ------------

       Total  liabilities                     62,567,447    58,273,221
 Commitments and contingencies

 NET ASSETS

   Common stock, $0.01 par value
    per share (150,000,000 shares
    authorized; 10,749,640 and
    9,206,483 issued and outstanding
    as of September 30, 2009 and
    December 31, 2008, respectively)             107,496        92,065
   Additional paid-in capital                121,886,302   104,467,740
   Undistributed net realized income             830,071     3,658,495
   Net unrealized appreciation
    from investments, net of
    income taxes                               6,238,956     4,137,756
                                            ------------  ------------

       Total net assets                      129,062,825   112,356,056
                                            ------------  ------------

       Total liabilities and net assets     $191,630,272  $170,629,277
                                            ============  ============

 NET ASSET VALUE PER SHARE                  $      12.01  $      12.20
                                            ============  ============

                    MAIN STREET CAPITAL CORPORATION
         Reconciliation of distributable net investment income
                 and distributable net realized income
                              (Unaudited)

                         Three Months Ended       Nine Months Ended
                            September 30,           September 30,
                       ----------------------  -----------------------
                          2009        2008        2009         2008
                       ----------  ----------  ----------  -----------

 Net investment
  income               $2,625,041  $2,529,950  $6,728,447  $ 7,620,586
 Share-based
  compensation
  expense                 375,766     315,726     767,218      315,726
                       ----------  ----------  ----------  -----------
 Distributable net
  investment income     3,000,807   2,845,676   7,495,665    7,936,312
 Total net
  realized gain
  from investments        158,340   4,320,213   1,478,834    5,030,617
                       ----------  ----------  ----------  -----------
 Distributable
  net realized
  income               $3,159,147  $7,165,889  $8,974,499  $12,966,929
                       ==========  ==========  ==========  ===========

 Distributable net
  investment income
  per share -
  Basic and diluted    $     0.28  $     0.31  $     0.77  $      0.88
                       ==========  ==========  ==========  ===========
 Distributable net
  realized income
  per share -
  Basic and diluted    $     0.30  $     0.78  $     0.92  $      1.43
                       ==========  ==========  ==========  ===========

                   Main Street Capital Corporation
                     Core Portfolio Statistics (5)
                              (Unaudited)

                                          As of               As of
                                     September 30, 2009  June 30, 2009
                                     ------------------  -------------
 Number of portfolio companies              36                 33

 DEBT PORTFOLIO STATISTICS:

 % of total portfolio as
  secured debt (at cost)                    81%                82%

 % of debt portfolio as
  first lien debt (at cost)                 92%                91%

 Weighted average
  effective yield (1)                     14.0%               13.9%

 PORTFOLIO COMPANY
  CREDIT STATISTICS:

 Net debt to EBITDA -
  excluding debt junior to
  Main Street (2)(4)                    2.6 to 1.0         2.4 to 1.0

 EBITDA to interest -
  excluding debt junior to
  Main Street (2)(4)                    3.0 to 1.0         3.3 to 1.0

 Total net debt to EBITDA (2)(4)        3.1 to 1.0         2.9 to 1.0

 Total EBITDA to interest (2)(4)        2.7 to 1.0         2.9 to 1.0

 EQUITY PORTFOLIO STATISTICS:

 % of portfolio with
  equity ownership                          92%                91%

 Average equity ownership
  (fully diluted)                           24%                24%

 PORTFOLIO QUALITY:

 Weighted average
  investment rating (3)                    2.4                 2.5

 % of total portfolio on
  non-accrual status
  (at fair value)                          2.6%                0.4%

Notes:
 (1) Weighted average effective yield is calculated based upon debt investments, excluding debt investments on non-accrual status, on the indicated date and includes amortization of deferred debt origination fees and accretion of original issue discount.
 (2) The portfolio company credit statistics are presented based upon the total net senior debt (interest-bearing senior debt less cash and cash equivalents) and related total senior interest of the portfolio companies, as well as including the debt and interest related to portfolio company debt which is junior in priority to
     Main Street's debt investment. In addition, these statistics exclude one existing portfolio company which has been fully impaired.
 (3) Represents the dollar weighted average investment rating based upon Main Street's internal rating system, with "1" being the highest rated and "5" being the lowest rated. A new portfolio investment initially receives a "3" rating.
 (4) Portfolio company financial information has not been
     independently verified by Main Street.
 (5) The core portfolio statistics are based upon our "core"
     portfolio which excludes the "Investment in affiliated
     Investment Manager" and "Marketable securities and idle
     funds investments."

CONTACT:  Main Street Capital Corporation
          Todd A. Reppert, President and CFO
          713-350-6000
          treppert@mainstcapital.com

          Dennard Rupp Gray and Easterly, LLC
          Ken Dennard
            713-529-6600
            ksdennard@drg-e.com
          Augustine Okwu
            404-532-0086
            gokwu@drg-e.com